Exhibit 5.2

May 8, 2006

AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri 64105

  RE:
  Registration Statement on Form S-1 relating to $325,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2016, $250,000,000 aggregate principal amount of 8 5/8% Senior Notes due 2012, $205,000,000 aggregate principal amount of Senior Floating Rate Notes due 2010, $212,811,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2011, $175,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2012 and $300,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2014

Ladies and Gentlemen:

        In connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on May 8, 2006 (as amended, the "Registration Statement") by AMC Entertainment Inc. (the "Company") for the purpose of providing "market-making" prospectuses for the Company's outstanding (i) $325,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2016 (the "2016 Notes"), (ii) $250,000,000 aggregate principal amount of 8 5/8% Senior Notes due 2012 (the "Fixed Rate Notes"), (iii) $205,000,000 aggregate principal amount of Senior Floating Rate Notes due 2010 (the "Floating Rate Notes"), (iv) $212,811,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2011 (the "2011 Notes"), (v) $175,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2012 (the "2012 Notes") and (vi) $300,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2014 (the "2014 Notes" and, together with the 2016 Notes, the Fixed Rate Notes, the Floating Rate Notes, the 2011 Notes and the 2012 Notes, the "Notes") under the Securities Act of 1933, as amended (the "Act"), you have requested our opinion set forth below with respect to certain guarantees of the Notes by AMC Card Processing Services, Inc., an Arizona corporation ("AMCPS").

        The 2016 Notes and related guarantees were issued pursuant to an indenture, dated as of January 26, 2006, as supplemented by the First Supplemental Indenture, dated as of April 20, 2006 (the "2016 Notes Indenture"), among the Company, the guarantors party therein and HSBC Bank, National Association, as Trustee (the "Trustee"). The Fixed Rate Notes and the Floating Rate Notes and the related guarantees were issued pursuant to two indentures, each dated as of August 18, 2004, each as supplemented by a First Supplemental Indenture, dated as of December 23, 2004, a Second Supplemental Indenture, dated as of January 26, 2006, and a Third Supplemental Indenture, dated as of April 20, 2006 (the "Fixed Rate Notes Indenture" and the "Floating Rate Notes Indenture"), among the Company, the guarantors party thereto and the Trustee. The 2011 Notes and the related guarantees were issued pursuant to an indenture, dated as of January 27, 1999, as supplemented by the First Supplemental Indenture, dated as of March 29, 2002, the Second Supplemental Indenture, dated as of December 23, 2004, the Third Supplemental Indenture, dated as of January 26, 2006, and the Fourth Supplemental Indenture, dated as of April 20, 2006 (the "2011 Notes Indenture"), among the Company, the guarantors party thereto and the Trustee. The 2012 Notes and the related guarantees were issued pursuant to an indenture, dated as of January 16, 2002, as supplemented by the First Supplemental Indenture, dated as of December 23, 2004, the Second Supplemental Indenture, dated as of January 26, 2006, and the Third Supplemental Indenture, dated as of April 20, 2006 (the "2012 Notes Indenture"), among the Company, the guarantors party thereto and the Trustee. The 2014 Notes and the related guarantees were issued pursuant to an indenture, dated as of February 24, 2004, as supplemented by the First Supplemental Indenture, dated as of December 23, 2004, the Second Supplemental Indenture, dated as of January 26, 2006, and the Third Supplemental Indenture, dated as of April 20, 2006 (the "2014 Notes Indenture" and, together with the 2016 Notes Indenture, the Fixed Rate Notes Indenture, the Floating Rate Notes Indenture, the 2011 Notes Indenture and the 2012 Notes Indenture, the "Indentures"), among the Company, the guarantors party thereto and the Trustee.

        In our capacity as your Arizona local counsel, we have examined the following documents (collectively, the "Guarantees"):

  a)
  the Subsidiary Guarantee, dated as of January 26, 2006, with respect to the 2016 Notes Indenture;

  b)
  the Subsidiary Guarantee, dated as of December 23, 2004, with respect to the Fixed Rate Notes Indenture;

  c)
  the Subsidiary Guarantee, dated as of December 23, 2004, with respect to the Floating Rate Notes Indenture;

  d)
  the Subsidiary Guarantee, dated as of December 23, 2004, with respect to the 2011 Notes Indenture;

  e)
  the Subsidiary Guarantee, dated as of December 23, 2004, with respect to the 2012 Notes Indenture; and

  f)
  the Subsidiary Guarantee, dated as of December 23, 2004, with respect to the 2014 Notes Indenture.

        We have also reviewed the following documents relating to AMCPS:

  (i)
  Certificate of Good Standing of AMCPS, dated May 8, 2006, issued by the Arizona Corporation Commission;

  (ii)
  Articles of Incorporation of AMCPS, filed with the Arizona Corporation Commission on October 27, 2004, bearing a certification dated as of January 12, 2006, from the Arizona Corporation Commission;

  (iii)
  Bylaws of AMCPS, as adopted on October 27, 2004;

  (iv)
  Statement of Unanimous Consent to Action Taken in Lieu of a Special Meeting of the Board of Directors of AMCPS, effective as of December 23, 2004;

  (v)
  Statement of Unanimous Consent to Action Taken in Lieu of a Special Meeting of the Board of Directors of AMCPS, effective as of January 26, 2006;

  (vi)
  Action of the Board of Directors Taken Without a Meeting by Unanimous Written Consent, effective as of May 8, 2006;

  (vii)
  Secretary's Certificate, dated December 23, 2004, from the secretary of AMCPS;

  (viii)
  Corporate Guarantors Secretary's Certificate, dated as of January 26, 2006, from the secretary of AMCPS, among others; and

  (ix)
  Corporate Guarantors Secretary's Certificate, dated as of May 8, 2006, from the secretary of AMCPS, among others, certifying the accuracy of the AMCPS Articles of Incorporation and Bylaws, and of the resolutions adopted by AMCPS in connection with the Indentures and Guarantees.

        Subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that the execution, delivery and performance by AMCPS of the Guarantees have been duly authorized by all requisite corporate action on the part of AMCPS.

        In rendering the foregoing opinion, we have assumed, without inquiry: (a) the genuineness of all signatures (including without limitation those of AMCPS), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as drafts or copies; (b) the legal capacity of all natural persons executing any documents; (c) that all documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend or vary, any of the terms thereof; and (d) that all unanimous consent actions of the Board of Directors of AMCPS have been filed with the minutes of the meetings of the Board of Directors as required by the bylaws of AMCPS.

        This opinion is limited to the matters expressly stated herein and no other opinions are implied by, or are to be inferred from, this letter. Without limiting the prior sentence, we express no opinion (i) with respect to the Notes, the Indentures or the Registration Statement, or any amendments to any of those documents, (ii) as to the enforceability of any documents including the Guarantees, or (iii) as to the adequacy of any consideration received by AMCPS.

        The opinions herein are limited to the laws of the State of Arizona; we express no opinion with respect to any matters which may be governed by federal laws or the laws of any other state or jurisdiction.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ QUARLES & BRADY STREICH LANG LLP

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